Exhibit 10.31

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of 16th April 2008 by and between Ebix, Inc., a Delaware corporation (the “Company”) and Brit Insurance Holdings PLC. (“Brit”)

In consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Sale and Purchase of Company Shares. Simultaneously upon the execution and subject to the terms and conditions of this Agreement, Brit shall sell, convey, transfer and deliver all right, title and interest in and to 400,000 shares of common stock of Ebix (the “Shares”), free and clear of all Liens (as defined below) to the Company and the Company shall purchase the Shares from Brit for sixty dollars ($60) per Share, namely an aggregate purchase price of twenty four million dollars ($24,000,000)(the “Purchase Price”).

2.          Deliveries. Upon the execution of the Agreement by the Company and Brit, (a) Brit shall deliver to the company the certificates evidencing the company Shares, duly endorsed in blank or accompanied by duly executed stock transfer powers, and (b) the Company shall pay the Purchase Price for the Company Shares for the Brit by wire transfer of immediately available funds pursuant to wiring instructions provided in writing by Brit.

3.          Warranties and Representations of Brit. Brit hereby represents and warrants to the Company as follows:

(a)         Title to company Shares. Brit is the sole record and beneficial owner of the Shares, free and clear of any claims, liens, charges or encumbrances whatsoever (collectively, “Liens”), and has good and marketable title to the Shares owned by it, and has full right, power and authority to sell the Shares to the Company as provided herein. There are no agreements, arrangements, rights or commitments of any character relating to the sale, purchase, redemption or other transfer of the Shares to be sold, assigned, conveyed, transferred and delivered by Brit hereunder. Brit has sole voting power and sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights and powers, except to the extent that its power of disposition may be subject to compliance with applicable United States federal and state securities laws, and Brit has not granted and will not grant such rights and powers to any other person or entity.

(b)        No Conflicts, Advice. Brit has the power and authority to engage in the transactions contemplated hereby, and neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, regulatory or self-regulatory body or court to which Brit is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other Instrument or understanding to which Brit is a party. Brit has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(c)         Purchase Price. Brit is familiar with current public disclosure regarding the operations, assets, condition (financial and other) and future prospects of the Company and considers the Purchase Price to be fair and reasonable as of the date hereof.

(d)        Shares. Brit is not selling the Sale Shares “on the basis of ” (as defined in Rule 10b5-1 of the Securities Exchange Act of 1934, as amended) any material, non-public information about the Shares or the Company.

4.               Representations, Warranties and Undertakings of the Company.

(a)         No Conflicts, Advice. The Company hereby represents and warrants to Brit that it has the power and authority to engage in the transactions contemplated hereby, and that neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, regulatory or self-regulatory body or court to which the Company is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Company is a party. The Company has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(b)        Compliance, Indemnification. The Company hereby represents and warrants to Brit that it has complied and will comply with all applicable United States federal and state securities laws and other laws, rules and orders applicable to its acquisition of the Shares. The Company undertakes and agrees to fully indemnify and hold harmless Brit and its affiliates, officers, agents and employees from and against any losses, expenses, claims, damages or liabilities suffered by any of them related to or arising directly or indirectly out of or in connection with the Company’s acquisition of the Shares.

(C)       Shares. The Company hereby acknowledges and agrees that the Shares are being offered and sold to it by Brit in a transaction exempt from registration under the US Securities Act of 1933, as amended (the “Securities Act”), and that the Shares may not be resold absent registration under or an exemption from the Securities Act.

5.               Miscellaneous

(a)         Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision, or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a party of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provisions as may be possible.

(b)        Amendment, Waiver. This Agreement may be amended, or any provision of the Agreement may be waived only in writing signed by the parties hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a waiver of any other breach.

(c)         Further Assurances. Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

(d)        Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, including counterparts bearing a facsimile signature copy, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other. The parties hereto intend that a facsimile signature copy of the Agreement shall have the same force and effect as an original signature.

(e)         Governing Law. This Agreement shall be construed and enforced in accordance with and all questions concerning the construction, validity, interpretation, and performances of this Agreement shall be governed by the internal laws of the State of Georgia, without giving effect to provisions thereof regarding conflict of laws.

(f)           Survival. All representations, warranties, covenants and agreements made herein shall survive the consummation of the transactions contemplated by this Agreement.

(g)        Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but will not be assignable or delegable by either party hereto without the prior written consent of the other party hereto.

(h)        No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

(End of document, signature page follows)

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

EBIX, Inc.

By:	/s/ Robin Raina
Name: Robin Raina
Title: President and CEO

Brit Insurance Holdings plc

By:	/s/ Matthew Scales F.D.
Name: Matthew Scales F.D.
Title: Director

STOCK TRANSFER POWER

FOR VALUE RECEIVED, Brit Insurance Holdings, PLC hereby sells, assigns and transfers unto Ebix, Inc., a Delaware corporation (“Ebix”), 400,000 shares of common stock (the “Shares”) of Ebix standing in its name on the books of Ebix and does hereby irrevocably constitute and appoint the Secretary of Ebix to transfer the said Shares on the books of Ebix with full power of substitution in the premises.

Dated:

Brit Insurance Holdings plc:

In presence of:

Name: